UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

SCHEDULE 14A
(Rule 14a-101)

________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ondas Holdings Inc.
(Name of Registrant as Specified in its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ondas Holdings Inc.
411 Waverley Oaks Road, Suite 114
Waltham, Massachusetts 02452

October 2, 2023

Dear Fellow Ondas Stockholder:

We are pleased to invite you to join us at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Ondas Holdings Inc. (“Ondas” or the “Company”) to be held on Tuesday, October 31, 2023 at 10:00 a.m. Eastern Time, at Marriott Boston Newton Hotel, 2345 Commonwealth Ave., Newton, MA 02466.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. Whether you own a few or many shares of Ondas stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees; FOR the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock; FOR the ratification of the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent certified public accountants for the fiscal year ending December 31, 2023; FOR the advisory approval of the Company’s executive compensation (“Say on Pay”); FOR the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the Floor Price (as described in this Proxy Statement) and the shares of Common Stock issuable pursuant to the Additional $11.5 million Notes Closing (as described in this Proxy Statement); and FOR the approval of an amendment to the 2021 Stock Incentive Plan (the “2021 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Sincerely,

Eric A. Brock
Chairman, Chief Executive Officer and President
Ondas Holdings Inc.

Ondas Holdings Inc.
411 Waverley Oaks Road, Suite 114
Waltham, Massachusetts 02452

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Ondas Holdings Inc.:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Ondas Holdings Inc. will be held on Tuesday, October 31, 2023 at 10:00 a.m. Eastern Time, at Marriott Boston Newton Hotel, 2345 Commonwealth Ave., Newton, MA 02466. The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1.      Director Election Proposal — a proposal to elect four directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified;

2.      Charter Amendment Proposal — a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 116,666,667 to 300,000,000;

3.      Auditor Ratification Proposal — a proposal to ratify the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent certified public accountants for the fiscal year ending December 31, 2023;

4.      Say on Pay Proposal — a proposal to obtain advisory approval of the Company’s executive compensation;

5.      Notes Proposal — a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), of the Floor Price (as described in this Proxy Statement) and the shares of Common Stock issuable pursuant to the Additional $11.5 million Notes Closing (as described in this Proxy Statement);

6.      Incentive Plan Proposal — a proposal to approve an amendment to the 2021 Stock Incentive Plan (the “2021 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan; and

7.      To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on September 29, 2023 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of Ondas Holdings Inc. common stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

Sincerely,

Yishay Curelaru
Chief Financial Officer,
Treasurer, and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 31, 2023

The accompanying proxy statement and the most recent Annual Report on Form 10-K are available at http://viewproxy.com/OndasHoldings/2023.

PROXY STATEMENT

i

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Ondas Holdings Inc. (“Ondas” or the “Company,” or “we,” “us,” and “our”) for use at our 2023 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held on Tuesday, October 31, 2023 at 10:00 a.m. Eastern Time, at Marriott Boston Newton Hotel, 2345 Commonwealth Ave., Newton, MA 02466. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Preston Grimes at (888) 350-9994.

The close of business on September 29, 2023 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of shares of Ondas common stock, par value of $0.0001 per share (“Common Stock”) on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 55,184,623 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about October 2, 2023.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our 2023 Annual Meeting?

Our 2023 Annual Meeting will be held to consider and vote upon the following proposals:

1.      Director Election Proposal — a proposal to elect four directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

2.      Charter Amendment Proposal — a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 116,666,667 to 300,000,000;

3.      Auditor Ratification Proposal — a proposal to ratify the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent certified public accountants for the fiscal year ending December 31, 2023;

4.      Say on Pay Proposal — a proposal to obtain advisory approval of the Company’s executive compensation;

5.      Notes Proposal — a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), of the Floor Price (as described in this Proxy Statement) and the shares of Common Stock issuable pursuant to the Additional $11.5 million Notes Closing (as described in this Proxy Statement);

6.      Incentive Plan Amendment Proposal — a proposal to approve an amendment to the 2021 Plan to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan; and

7.      To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were an Ondas stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

What are the voting rights of Ondas stockholders?

Each stockholder of Common Stock is entitled to one vote per share on each of the four director nominees and one vote per share on each other matter properly presented at the Annual Meeting for each share of Common Stock owned by that stockholder on the Record Date.

What constitutes a quorum?

The holders of a majority of the shares of stock, issued and outstanding and entitled to vote, shall be present in person or represented by proxy in order to constitute a quorum for the Annual Meeting. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet or telephone, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Under Nevada law, we also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under applicable exchange rules, the Director Election Proposal, Say on Pay Proposal, Notes Proposal, and Incentive Plan Amendment Proposal, are non-routine proposals, and as such a broker does not have the discretion to vote on such proposals if such broker has not received instructions from the beneficial owner of the shares represented. The Charter Amendment Proposal and the Auditor Ratification Proposal are routine proposals, and as such a broker does have discretion to vote on the Charter Amendment Proposal and the Auditor Ratification Proposal.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares for the Director Election Proposal, Say on Pay Proposal, Notes Proposal, and Incentive Plan Amendment Proposal and your shares will not be voted, and will be considered “broker non-votes,” with respect to these proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

Ondas stockholders of record on September 29, 2023 may submit their proxies as follows:

•        Through the Internet, by visiting the website established for that purpose at www.FCRvote.com/ONDS by 11:59 p.m. Eastern Time on October 30, 2023 and following the instructions;

•        By telephone, by calling the toll-free number 1 (866) 402-3905 in the United States, Canada, or Puerto Rico on a touch-tone phone by 11:59 p.m. Eastern Time on October 30, 2023 and following the recorded instructions; or

•        By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

To vote in person:

•        If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

•        If you hold your shares in “street name,” attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet, by telephone, by signing and mailing a new proxy card with a later date, or by attending the Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 — Director Election Proposal.

The vote required to elect our four directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes cast at the Annual Meeting. A withhold vote, abstentions and broker non-votes will have no effect on the outcome of the vote for the Director Election Proposal.

Proposal 2 — Charter Amendment Proposal.

The vote required to approve the Charter Amendment Proposal is a majority in voting power of the issued and outstanding Common Stock as of the Record Date. Abstentions will have the effect of a vote against the Charter Amendment Proposal.

Proposal 3 — Auditor Ratification Proposal.

The vote required to approve the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on the outcome of the vote for the Auditor Ratification Proposal.

Proposal 4 — Say on Pay Proposal.

The vote required to approve the Say on Pay Proposal is a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the Say on Pay Proposal.

Proposal 5 — Notes Proposal.

The vote required to approve the Notes Proposal is a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the Notes Proposal.

Proposal 6 — Incentive Plan Amendment Proposal.

The vote required to approve the Incentive Plan Amendment Proposal is a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the Incentive Plan Amendment Proposal.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•        FOR Proposal 1: the Director Election Proposal;

•        FOR Proposal 2: the Charter Amendment Proposal;

•        FOR Proposal 3: the Auditor Ratification Proposal;

•        FOR Proposal 4: the Say on Pay Proposal;

•        FOR Proposal 5: the Notes Proposal; and

•        FOR Proposal 6: the Incentive Plan Amendment Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Ondas has engaged Alliance Advisors, LLC to assist it in the distribution and solicitation of proxies at a fee of $14,000, plus expenses. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of Common Stock held of record by them.

Whom should I call with questions?

If you have additional questions about the Annual Meeting, you should contact:

Ondas Holdings Inc.
411 Waverley Oaks Road, Suite 114
Waltham, Massachusetts 02452
Attention: Investor Relations
Phone Number: (888) 350-9994
E-mail Address: inquiries@ondas.com

If you would like additional copies of this proxy statement or you need assistance voting your shares, you should contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

Phone: (855) 325-6668 (Toll Free in U.S.)

Website: www.allianceadvisors.com

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board currently consists of six members. All of the director nominees listed below were elected by our stockholders at our 2022 Annual Meeting of Stockholders. Upon the recommendation of our Nominating and Corporate Governance Committee (the “N&CG Committee”), our Board has nominated the four persons listed below to stand for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee listed below is currently serving as a director and is willing and able to serve as a director of Ondas. Thomas V. Bushey and Richard H. Silverman will retire from the Board at the end of their current term and will not stand for re-election at the Annual Meeting. The Board appreciates Messrs. Bushey’s and Silverman’s service to the Board for the benefit of the Company and its stockholders.

Directors

Below are the names of and certain information regarding our directors:

Name	Age	Position
Eric A. Brock	53	Chairman, President and Chief Executive Officer
Richard M. Cohen	72	Director
Randall P. Seidl	60	Director
Jaspreet Sood	50	Director

Eric A. Brock — Chairman of the Board, President and Chief Executive Officer

Mr. Brock was appointed as one of our directors and as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on June 28, 2018. On September 28, 2018, following the completion of the reverse acquisition transaction to acquire Ondas Networks Inc., he was appointed Chairman of the Board and resigned from the positions of President, Chief Financial Officer, Secretary and Treasurer. Mr. Brock was re-appointed as our President on June 9, 2023. Mr. Brock also serves as Chairman of the Board and Chief Executive Officer of Ondas Networks Inc. since September 28, 2018, Chairman of the Board of American Robotics, Inc. since August 5, 2021, Chief Executive Officer of American Robotics, Inc. since June 9, 2023, and Chairman of the Board of Airobotics Ltd. since January 23, 2023. Since October 2021, Mr. Brock has served as a member of the Board of Directors of Dynam.AI. Mr. Brock is an entrepreneur with over 20 years of global banking and investing experience. He served as a founding Partner and Portfolio Manager with Clough Capital Partners, a Boston-based investment firm from 2000 to 2017. Prior to Clough, Mr. Brock was an investment banker at Bear, Stearns & Co. and an accountant at Ernst & Young, LLP. Mr. Brock holds an MBA from the University of Chicago and a BS from Boston College. Our Board believes that Mr. Brock’s experience in the public markets makes him well qualified to serve on our Board.

Non-Management Directors

Richard M. Cohen — Director

Mr. Cohen was appointed as one of our directors on September 28, 2018. Previously, he had served as a member of the Board of Ondas Networks Inc. from April 2016 to September 2018. He has been the President of Richard M Cohen Consultants since 1995, a company providing financial consulting services to both public and private companies. He has served as a director of Great Elm Capital Corp. (NASDAQ: GECC) since March 2022, Smart For Life, Inc. (NASDAQ: SMFL) since February 2022, and Direct Digital Holdings, Inc. (NASDAQ: DRCT) since November 2021. From March 2012 to July 2015, he was the Founder and Managing Partner of Chord Advisors, a firm providing outsourced CFO services to both public and private companies. From May 2012 to August 2013, he was the Interim CEO and member of the Board of Directors of CorMedix Inc. (NYSE: CRMD). From July 2008 to August 2012, Mr. Cohen was a member of the Audit Committee of Rodman and Renshaw, an investment banking firm. From July 2001 to August 2012, he was a partner with Novation Capital until its sale to a private equity firm. Mr. Cohen holds a BS with honors from the University of Pennsylvania (Wharton), an MBA from Stanford University and a CPA from New York State. He is considered an expert to Chair the Audit Committee of a publicly traded company. We believe that Mr. Cohen’s educational background and financial experience supporting publicly traded companies including as a CEO and Board member of a public traded company on the New York Stock Exchange makes him well qualified to serve on our Board.

Randall P. Seidl — Director

Randall P. Seidl was appointed as one of our directors on November 16, 2020. In September 2020, he founded and continues to serve as Chief Executive Officer of Sales Community, a sales social network with a mission to add value to technology sales professionals. In 2016, he founded and continues to serve as Chief Executive Officer of Top Talent Recruiting, a boutique contingency-based recruiting business. In 2013, he founded and continues to serve as Chief Executive Officer of Revenue Acceleration to help tech companies accelerate revenue growth. From 2009 to 2013, Mr. Seidl served as Sr. Vice President/General Manager of Hewlett Packard’s Americas and U.S. Enterprise Group. From 2006 to 2009, he served as Sr. Vice President/General Manager of Sun Microsystems’ North America business and as Vice President/General Manager for its Financial Services Area. From 2004 to 2006, he served as Vice President/General Manager of East Region at StorageTek. From 2003 to 2004, he served as Chief Executive Officer and director at Permabit, from 2000 to 2003 was co-founder and Executive Vice President of GiantLoop, and from 1996 to 1999 was Chairman and Chief Executive Officer of Workgroup Solutions. He began his career at EMC Corporation, holding various positions including Vice President of Open Systems Sales for North America from 1985 to 1996. Since 2015, Mr. Seidl has served as director of Data Dynamics, a privately held company, a leader in intelligent file management solutions. Since 2014, he has served as director of Cloudgenera, a privately held company, a leading supplier of vendor agnostic IT analytics that arm organizations with the business cases needed to optimize technology spend. He previously served as director of Datawatch Corporation (2015-2018, Nasdaq: DWCH, acquired by Altair). He continues to serve on the advisory boards or consults with DataRobot, Trilio, WekalO, ISG, CXO Nexus, Corent, DecisionLink, Dooly, Sendoso, Emissary, and CaptivateIQ. Mr. Seidl is a graduate of Boston College’s Carroll School of Management. Mr. Seidl serves as a trustee on Boston College’s Board of Trustees, on the Board of Trustees of St. Sebastian’s School, and is active with other charities. We believe Mr. Seidl’s experience in senior leadership positions at private/public technology companies and his private/public board experience makes him well-qualified to serve on our board of directors.

Jaspreet (Jas) Sood — Director

Ms. Sood was appointed as one of our directors on January 19, 2021. Ms. Sood is a seasoned executive who has strategic expertise in the areas of sales, product management, P&L management, operational transformation and go to market strategies. Since August 2021, Ms. Sood serves as Senior Vice President of Sales — US Enterprise for Palo Alto Networks (NYSE: PANW). Prior to joining Palo Alto Networks, Ms. Sood held a variety of executive level positions with Hewlett Packard Enterprise (NYSE: HPE) and its predecessor companies in the areas of business operations, strategy, product management, and finance. Ms. Sood was employed by Hewlett Packard Enterprise and its predecessor companies for twenty-five years. Ms. Sood holds an MBA with an emphasis in Technology Management from Pepperdine University and a bachelor’s degree in Economics from the University of California, Irvine. In 2018, 2019, 2020, and 2021, she was honored as a “CRN Power 100 Woman of the Channel” and is routinely featured as a guest speaker at various technology industry events. We believe Ms. Sood’s business experience makes her well qualified to serve on our board of directors.

Board Matrix

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our director nominees bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills, and attributes are set forth in their biographies:

(As of September 29, 2023)
	Eric Brock	Richard Cohen	Randall Seidl	Jaspreet Sood
Skills and Experience
Executive Leadership	•	•	•	•
Industry Experience	•
Financial and Accounting	•	•	•	•
Strategy and Innovation	•	•	•	•
Cybersecurity				•
Risk Management	•	•	•	•
Law
Tenure and Independence
Tenure (years)	5	5	2	2
Independence		•	•	•
Demographics
Age	53	72	60	50
Gender Identity	M	M	M	F
African American or Black
Alaskan Native or Native American
Asian				•
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	•	•	•
LGBTQ+

Vote Required and Board Recommendation

The vote required to elect our four directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified, is a plurality of the votes cast. The Board recommends that you vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

Board of Directors

The business and affairs of the Company are managed by or under the direction of the Board. The Board is currently composed of six members. The Board has not appointed a lead independent director; instead, the presiding director for each executive session is rotated among the Chairs of the committees of our Board.

The Board held 8 meetings and took 5 actions by unanimous written consent during the year ended December 31, 2022. In 2022, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. All of our directors then serving attended the 2022 annual meeting of stockholders.

Committees of the Board

Audit Committee

The audit committee of the Board (the “Audit Committee”) reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our Audit Committee consists of three directors, Messrs. Cohen and Silverman and Ms. Sood, and our Board has determined that each of them is independent within the meaning of the listing requirements of The Nasdaq Stock Market (“Nasdaq”) and the independence requirements contemplated by Rule 10A-3 under the Exchange Act. Mr. Cohen is the chairman of the Audit Committee, and our Board has determined that Mr. Cohen is an “audit committee financial expert” as defined by SEC rules and regulations implementing Section 407 of the Sarbanes-Oxley Act. Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act, Nasdaq listing requirements and SEC rules and regulations. We intend to continue to evaluate the requirements applicable to us and to comply with the future requirements to the extent that they become applicable to our Audit Committee. The principal duties and responsibilities of our Audit Committee include:

•        overseeing the accounting and financial reporting processes of the Company, internal systems of control of the Company and audits of the Company’s consolidated financial statements;

•        overseeing the Company’s relationship with its independent auditors, including appointing or changing the Company’s auditors and ensuring their independence;

•        providing oversight regarding significant financial matters, including the Company’s tax planning, treasury policies, dividends and share issuance and repurchases;

•        overseeing the Code of Conduct; and

•        reviewing and approving all transactions with related persons for potential conflict of interest situations on an ongoing basis.

The Audit Committee held 6 meetings and took one action by unanimous written consent during the year ended December 31, 2022.

Compensation Committee

The compensation committee of the Board (the “Compensation Committee”) reviews and determines the compensation of all our executive officers. Our Compensation Committee consists of three directors, Messrs. Cohen, Seidl, and Silverman, each of whom is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act and independent within the meaning of the listing requirements of Nasdaq. Mr. Seidl is the chairman of the Compensation Committee. Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable listing requirements of Nasdaq and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Compensation Committee. The principal duties and responsibilities of our Compensation Committee include:

•        establishing, overseeing and administering the Company’s employee compensation policies and programs;

•        reviewing and approving compensation and incentive programs and awards for the Company’s CEO, all other executive officers of the Company and the non-employee members of the Company’s Board; and

•        administering the Company’s equity compensation plans.

The Compensation Committee held 5 meetings and took 6 actions by unanimous written consent during the year ended December 31, 2022.

Nominating and Corporate Governance Committee

The N&CG Committee consists of three independent directors, Messrs. Cohen, Seidl, and Silverman. Mr. Cohen is the chairman of the N&CG Committee. Our Board has determined that the composition of our N&CG Committee satisfies the applicable independence requirements under, and the functioning of our N&CG Committee complies with the applicable listing requirements of Nasdaq and SEC rules and regulations. We will continue to evaluate and will comply with all future requirements applicable to our N&CG Committee. The N&CG Committee’s responsibilities include:

•        assisting the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

•        recommending for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board;

•        developing, updating and recommending to the Board the governance principles applicable to the Company;

•        overseeing the evaluation of the Board and management;

•        recommending to the Board the directors who will serve on each committee of the Board; and

•        addressing any related matters required by the federal securities laws.

The N&CG Committee held no meetings and took one action by unanimous written consent during the year ended December 31, 2022.

Code of Business Conduct and Ethics and Committee Charters

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Audit Committee is responsible for overseeing the Code of Conduct and our Board must approve any waivers of the Code of Conduct for employees, executive officers and directors. All of our directors, executive officers and employees are required to certify in writing their understanding of and intent to comply with the Code of Conduct.

Our Board adopted charters for the Audit Committee, Compensation Committee, and N&CG Committee of the Board describing the authority and responsibilities delegated to each committee.

We post on our website www.ondas.com the charters of each of our Board committees and our Code of Conduct, and all disclosures that are required by law concerning any amendments or waivers thereto applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions; and any other corporate governance materials contemplated by the Nasdaq listing requirements and SEC regulations. These documents are also available in print, without charge, to any stockholder requesting a copy in writing from our Secretary at our executive offices set forth in this proxy statement.

Board Leadership

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman and Chief Executive Officer are currently held by Eric Brock. The Board believes the Chief Executive Officer is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. As a result, the Company does not have a lead independent director; instead, the presiding director for each executive session is rotated among the Chairs of the committees of our Board. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

A majority of our Board is independent under the rules of Nasdaq. Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board has determined that Messrs. Cohen, Seidl, Silverman and Ms. Sood are “independent directors” as defined under the rules of Nasdaq.

Communications with the Company and the Board

Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, Ondas Holdings Inc., 411 Waverley Oaks Road, Suite 114, Waltham, Massachusetts 02452.

Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Ondas Holdings Inc. Board of Directors, Attn: Secretary, 411 Waverley Oaks Road, Suite 114, Waltham, Massachusetts 02452.

Stockholder Proposals for Next Year’s Annual Meeting

To be eligible to present a proposal or nomination at the 2024 Annual Meeting, such proposal or nomination must be properly submitted to us as set forth in our Bylaws and not earlier than July 3, 2024 nor later than August 2, 2024. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Stockholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2024 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received at the address below no later than June 4, 2024. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of Ondas Holdings Inc., 411 Waverley Oaks Road, Suite 114, Waltham, Massachusetts 02452.

Stockholder Director Nominations

The N&CG Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons.

To recommend a director candidate for consideration by our N&CG Committee, a stockholder must submit the recommendation in writing to our Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

EXECUTIVE COMPENSATION

Executive and Director Compensation

Summary Compensation Table

The table below sets forth compensation information for services rendered in all capacities for the last two fiscal years ended December 31, 2022 and 2021. The information includes the dollar value of base salaries, bonus awards, stock awards, stock options grants and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eric A. Brock(2)	2022	$200,000	$—	$—	$—	$—	$—	$28,451	$228,451
(CEO)	2021	$200,000	$—	$—	$—	$—	$—	$30,661	$230,661
Derek R. Reisfield(3)	2022	$200,000	$—	$—	$332,800	$—	$—	$37,847	$570,287
(Former CFO, Treasurer and Secretary)	2021	$8,333	$—	$—	$—	$—	$—	$30,661	$38,994

____________

(1)      On November 23, 2021, Mr. Brock was granted a cash bonus of $125,000, but informed the Compensation Committee that he would forego his bonus.

(2)      In 2020, Mr. Brock’s salary of $131,494 was accrued. On January 29, 2021, Mr. Brock was paid $64,344 of the accrued amount and the remaining $67,150 was paid on April 15, 2021, which is not included in the salary compensation for 2021 presented above. All Other Compensation for 2022 and 2021 includes health insurance premiums paid on Mr. Brock’s behalf.

(3)      Mr. Reisfield was appointed as President, Chief Financial Officer, Treasurer and Secretary of the Company on December 10, 2021. All other compensation for 2022 includes health insurance premiums paid on Mr. Reisfield’s behalf totaling $27,487 and employer matching for 401(k) totaling $10,000. Mr. Reisfield ceased serving as Chief Financial Officer, Treasurer and Secretary effective September 18, 2023.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the outstanding equity awards held by our NEOs as of December 31, 2022.

	Option Awards
Name and Principal Position	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Eric A. Brock(1)	—	—	—		—	—	—
(CEO)
Derek Reisfield	01/25/2021	30,000	—		—	$12.72	01/25/2031
(Former CFO, Treasurer and Secretary)	02/07/2022	—	160,000	(2)	—	$4.78	02/07/2032

____________

(1)      As of December 31, 2022, Mr. Brock had no outstanding equity awards.

(2)      The stock option vests in two successive equal annual installments with the first vesting date commencing on the first anniversary of the grant date.

Employment Agreements with Executive Officers

Eric Brock serves as our Chief Executive Officer pursuant to an employment agreement entered into on September 28, 2018 (the “Brock Agreement”). The Brock Agreement provides for a continuous term and may be terminated by either party at any time. Pursuant to the Brock agreement, Mr. Brock will receive an initial salary of $200,000 per annum, subject to annual review by our Board. Mr. Brock is eligible to participate in benefit plans generally available to our employees.

Derek Reisfield served as our Chief Financial Officer, Secretary and Treasurer pursuant to an employment agreement entered into on December 10, 2021 (the “Reisfield Agreement”). The Reisfield Agreement provided for a continuous term and may have been terminated by either party at any time. Pursuant to the Reisfield Agreement, Mr. Reisfield received an initial salary of $200,000 per annum, subject to annual review by our Board. Mr. Reisfield was eligible to participate in benefit plans generally available to our employees.

As part of the terms of the Brock and Reisfield Agreements, each of Messrs. Brock and Reisfield entered into an Employment, Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreements”). As part of the Supplemental Agreements, each of Messrs. Brock and Reisfield agreed (i) not to engage in Competitive Business (as defined in the Supplemental Agreements) during his term of employment with us and for a period of 12 months following termination; (ii) not to disclose Confidential Information (as defined in the Supplemental Agreements), subject to certain customary carve-outs; and (iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreements) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of employment.

Messrs. Brock and Reisfield are entitled to severance compensation from the Company if his employment is terminated (i) without cause or (ii) due to “constructive termination” or (iii) due to disability, with these causes of termination being defined in the Brock and Reisfield Agreement. The severance compensation would consist of (i) accrued and vested benefits, and (ii) continued payment of the executive base salary and benefits for a period of six (6) months following Messrs. Brock’s and Reisfield’s separation.

Director Compensation

On January 25, 2021, the Compensation Committee of the Board of the Company approved the Director Compensation Policy (the “Policy”). The Policy is applicable to all directors that are not employees or compensated consultants of the Company. Pursuant to the Policy, the cash compensation to non-employee directors will be the following: (i) quarterly board retainer - $2,500; (ii) additional Board Chair retainer - $2,000; (iii) additional Audit Committee Chair retainer - $2,000; (iv) additional Compensation Committee Chair retainer - $3,000; and (v) additional Nominating Committee Chair retainer - $1,000. Also, pursuant to the Policy, the annual equity award to non-employee directors will be restricted stock units representing $60,000. Also, pursuant to the Policy, non-employee directors will be reimbursed for reasonable out-of-pocket business expenses incurred in connection with business related to the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Thomas V. Bushey	10,000	59,026	—	—	—	—	69,026
Richard M. Cohen	22,000	59,026	—	—	—	—	81,026
Randall P. Seidl	18,000	59,026	—	—	—	—	77,026
Richard H. Silverman	10,000	59,026	—	—	—	—	69,026
Jaspreet Sood	10,000	59,026	—	—	—	—	69,026

____________

(1)      The amounts reflected in this column represent the aggregate grant date fair value of the awards made during each respective year, as computed in accordance with FASB ASC Topic 718. For additional information related to the measurement of stock-based compensation awards, see Note 11 of the consolidated financial statements in the Company’s Form 10-K for the year ended December 31, 2022.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which our securities may be issued as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2018 Incentive Stock Plan(1)	1,451,043	$7.94	639,873
2021 Incentive Stock Plan(2)	2,072,860	$4.85	3,927,140
Equity compensation plans not approved by security holders	—	—	—

____________

(1)      The 2018 Incentive Stock Plan was approved by stockholders in September 2018. The number of securities to be issued upon exercise of outstanding options, warrants and rights consist of 530,286 shares underlying outstanding options and 920,757 shares underlying outstanding restricted stock units granted pursuant to the 2018 Incentive Stock Plan.

(2)      The 2021 Plan was approved by stockholders in November 2021. The number of securities to be issued upon exercise of outstanding options, warrants and rights consist of 1,882,000 shares underlying outstanding options and 190,860 shares underlying outstanding restricted stock units granted pursuant to the 2021 Plan.

PAY VERSUS PERFORMANCE

Pay Versus Performance Disclosure

The following relationship between executive compensation and our Company’s financial performance information is provided in accordance with the requirements of Item 402(v) of Regulation S-K (the “Regulation”). The table below summarizes compensation values as previously reported in our “Executive Compensation-Summary Compensation Table”, as well as the adjusted values required and calculated based on the Regulation for our fiscal years ended December 31, 2022 and 2021.

Fiscal Year	Summary Compensation Table Total for PEO(1)(3)	Compensation Actually Paid to PEO(4)	Average Summary Compensation Table Total for Non-PEO NEO(2)(3)	Average Compensation Actually Paid to Non-PEO NEO(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Loss(6)
2022	$228,451	$228,451	$570,287	$283,329	$17.04	$(73,241,805)
2021	$230,661	$230,661	$336,643	$336,643	$71.92	$(15,023,842)

____________

(1)      During the fiscal years 2022 and 2021, the principal executive officer (the “PEO”) was Eric Brock.

(2)      During the fiscal years 2022, the Non-PEO Named Executive Officer (“Non-PEO NEO”) was Derek Reisfield. Mr. Reisfield was appointed as an executive officer of the Company on December 10, 2021. During the fiscal year 2021, the Non-PEO NEO was Stewart Kantor.

(3)      The Summary Compensation Table Total Table (the “SCT”) represents the total compensation for each corresponding year in the “Total” column of the Executive Compensation — Summary Compensation Table for the PEO and the Non-PEO NEO, as applicable.

(4)      Compensation Actually Paid (the “CAP”) represents the amount calculated pursuant to the Regulation required adjustments to the reported SCT. For further details see the CAP table below.

(5)      Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of a hypothetical investment of $100 in our common stock on December 31, 2020. TSR is calculated by dividing the sum of the cumulative amount of dividends for the fiscal year, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the fiscal year, by our company’s share price at the beginning of the measurement period.

(6)      Represents the net loss reflected in our consolidated audited financial statements for the applicable year.

The following table represents the CAP calculation for the PEO and the NON-PEO NEO pursuant to the Regulation for the years ended December 31, 2022 and 2021.

Named Executive Officer	Fiscal Year	Summary Compensation Table Total	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid
PEO	2022	$228,451	$—	$—	$228,451
	2021	$230,661	$—	$—	$230,661
NON-PEO NEO	2022	$570,287	$(332,800)	$45,842	$283,329
	2021	$336,643	$—	$—	$336,643

____________

(a)      The Reported Value of Equity Awards represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(b)      The Equity Award Adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the fiscal two year period from 2021 through 2022.

CAP vs TSR
Compensation Actually Paid
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2021
2022
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Total Shareholder Return
Value of Initial Fixed $100 Investment
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Value of Initial Fixed $100 Investment Based On Total Shareholder Return

Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s Net Loss over the fiscal two year period from 2021 through 2022.

CAP vs Net Loss
Compensation Actually Paid
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Net Loss
$-
$(10,000,000)
$(20,000,000)
$(30,000,000)
$(40,000,000)
$(50,000,000)
$(60,000,000)
$(70,000,000)
$(80,000,000)
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Loss

EXECUTIVE OFFICERS

Name	Age	Position
Eric A. Brock	53	Chief Executive Officer, President and Chairman
Yishay Curelaru	41	Chief Financial Officer, Treasurer and Secretary

The following is certain biographical information describing the business experience of our executive officers as of the date of this filing who do not serve as directors. Mr. Brock’s biography appears earlier in this proxy statement. See “Directors.”

Yishay Curelaru, 41, has served as Chief Financial Officer for Airobotics Ltd. (“Airobtoics”), since February 2021 and has led the financial management of the Ondas Autonomous Systems (“OAS”) business unit since the acquisition of Airobotics, which closed in January 2023. Since joining Airobotics in 2018, Mr. Curelaru led multiple financings which included an initial public offering in Tel Aviv in September 2021. Prior to that, he served as CFO of Israeli-based On Track Innovations (“OTI”), a Nasdaq-listed company, from 2015 to 2018. He previously served as Senior Controller and Deputy CFO of OTI from 2013 to 2015. Prior to that, he was a Senior CPA at PricewarwehouseCoopers Israel where he began his career, from 2011 to 2013. Mr. Curelaru graduated from Ben-Gurion University with a B.A. in Economics, with a major in Accounting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 29, 2023, the following table sets forth certain information with respect to the beneficial ownership of Ondas Common Stock by (i) each stockholder known by Ondas to be the beneficial owner of more than five percent (5%) of Ondas Common Stock, (ii) by each of Ondas’ current executive officers, named executive officers, and directors as identified herein, and (iii) all of Ondas’ directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock, options, restricted stock units, and Common Stock purchase warrants (“Warrants”) that are currently exercisable or convertible into shares of our Common Stock within sixty (60) days of the date of this document, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the address for all officers and directors listed below is 411 Waverley Oaks Road, Waltham, MA 02452.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Executive Officers
Eric A. Brock (Chairman of the Board, Chief Executive Officer and President)(2)	1,891,206	3.43%
Yishay Curelaru (Chief Financial Officer, Treas. and Sec.)(3)	87,971	*
Thomas V. Bushey (Director)(4)	279,398	*
Richard M. Cohen (Director)(5)	88,923	*
Randall P. Seidl (Director)(6)	43,275	*
Richard H. Silverman (Director)(7)	89,158	*
Jaspreet Sood (Director)(9)	42,003	*
All Executive Officers & Directors as a Group (8 persons)(10)	2,521,934	4.55%
5% or Greater Stockholders
Charles & Potomac Capital, LLC(10)	11,848,825	18.12%
Energy Capital, LLC(11)	5,092,248	9.23%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them. Applicable percentage of ownership is based on 55,184,623 shares of Common Stock outstanding as of September 29, 2023, as adjusted for each stockholder.

(2)      Mr. Brock exercises sole voting and dispositive power over 1,891,206 shares of Common Stock.

(3)      Mr. Curelaru exercises sole voting and dispositive power over 672 shares of Common Stock and 87,299 shares of Common Stock issuable upon exercise of an option.

(4)      Mr. Bushey exercises sole voting and dispositive power over 263,182 shares of Common Stock, 8,108 shares of Common Stock issuable upon the vesting of RSUs, and 8,108 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(5)      Mr. Cohen exercises sole voting and dispositive power over 42,707 shares of Common Stock, 30,000 shares of Common Stock issuable upon exercise of an option, 8,108 shares of Common Stock issuable upon the vesting of RSUs, and 8,108 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(6)      Mr. Seidl exercises sole voting and dispositive power over 27,059 shares of Common Stock, 8,108 shares of Common Stock issuable upon the vesting of RSUs, and 8,108 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(7)      Mr. Silverman exercises sole voting and dispositive power over 42,942 shares of Common Stock, 30,000 shares of Common Stock issuable upon exercise of an option, 8,108 shares of Common Stock issuable upon the vesting of RSUs, and 8,108 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(8)      Ms. Sood exercises sole voting and dispositive power over 25,787 shares of Common Stock, 8,108 shares of Common Stock issuable upon the vesting of RSUs, and 8,108 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(9)      Includes 170,000 shares of Common Stock issuable upon exercise of options, 47,490 shares of Common Stock issuable upon vesting of RSUs, and 40,540 shares of Common Stock underlying RSUs that have vested and are pending delivery.

(10)    Based on Schedule 13D filed on August 29, 2023, the address for Charles & Potomac Capital, LLC (“C&P”) is Commonwealth Hall at Old Parkland, 3899 Maple Avenue, Suite 100, Dallas, Texas 75219. Joseph V. Popolo (“Popolo”) is the only executive officer of C&P and the sole control person of CFO Fund GenPar, LLC, the Managing Member of C&P. Popolo exercises sole voting and dispositive power over 251,295 shares of Common Stock and shared voting and dispositive power over 1,397,530 shares of Common Stock and 10,200,000 shares of Common Stock issuable upon exercise of warrants. Popolo is a director of Ondas Network Inc., a subsidiary of the Company.

(11)    Based on Amendment No. 1 to Schedule 13D filed on January 27, 2020, the address for Energy Capital, LLC (“Energy Capital”) is 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912. Robert J. Smith is the sole owner of Energy Capital and exercises sole voting and dispositive power over the 5,092,248 shares of Common Stock.

PROPOSAL 2: CHARTER AMENDMENT PROPOSAL

Background of the Proposal

We are asking our stockholders to approve an amendment to our Amended and Restated Articles of Incorporation (the “Charter”) to increase our authorized number of shares of Common Stock from 116,666,667 shares to 300,000,000 shares (the “Share Increase”).

On September 29, 2023, the Board adopted resolutions unanimously approving, subject to stockholder approval, the proposed amendment to our Charter in substantially the form of Annex A hereto (the “Charter Amendment”). At that time, the Board determined the proposed amendment and the Share Increase to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment and the Share Increase for approval by our stockholders. The additional 183,333,333 shares of Common Stock will be part of the existing class of Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

Furthermore, as of September 29, 2023, the aggregate outstanding balance of the Notes was $34,145,716 and the aggregate number of shares of the Company’s Common Stock issuable upon conversion of the Notes is 58,684,703 shares based on the current floor price of the Exchange Notes and Additional Notes, subject to adjustment but which will be no lower than the floor price. The number of shares of the Company’s Common Stock underlying the Notes may increase if the Company conducts additional closings under the SPA, pursuant to which we may issue additional notes with up to an additional $34.5 million of principal amount. However, because the conversion price of the Notes is adjustable and monthly installment payments due on the Notes, including interest, may be paid in the form of converting such installment payments into shares of the Company’s Common Stock at the election of the Company, the Company cannot guarantee the number of shares that it may issue to the Investor pursuant to the Notes.

Purpose

Our Board believes that the authorized number of shares of Common Stock should be increased as a matter of good corporate governance to provide sufficient shares for such corporate purposes as may reasonably be determined by the Board to be necessary and in the best interest of the Company and our stockholders. These purposes may include, but are not limited to:

•        our equity incentive plans;

•        raising capital through the future sale of our Common Stock when necessary or appropriate;

•        expanding our business through the acquisition of other businesses, products, or assets;

•        establishing partnerships, collaborations, and/or other strategic relationships with other companies;

•        our outstanding convertible notes and any additional convertible notes we may issue in the future; and

•        other corporate purposes that have not yet been identified.

Our Board believes that these additional shares would provide us with needed flexibility to issue shares in the future without potential expense or delay incident to obtaining stockholder approval for a particular issuance. Other than in connection with conversion of shares of preferred stock of Ondas Networks into shares of Common Stock, and shares of Common Stock issuable upon conversion of the Notes (as defined in the Proxy Statement) or issuable to satisfy monthly installment payments, including interest, due on the Notes, we do not have any specific plans, arrangements, undertakings or agreements for the proposed increase of authorized shares in connection with any of the foregoing prospective activities. Once authorized, the additional shares of Common Stock may be issued with approval of our Board but without further approval from our stockholders, unless applicable law, rule or regulation requires stockholder approval for such issuance. Stockholder approval of the Share Increase is required under Nevada law.

Proposed Changes to the Charter

The proposed Share Increase will increase the number of shares of Common Stock authorized for issuance from 116,666,667 shares to 300,000,000 shares. The Company is currently authorized to issue 116,666,667 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share (“preferred stock”), of which

5,000,000 shares are designated as Series A Convertible Preferred Stock and 5,000,000 shares are non-designated shares (none of which are currently issued and outstanding). The Share Increase will not change any substantive terms of the Common Stock or preferred stock or any powers or rights of their respective holders. The Common Stock will continue to be listed and traded on the Nasdaq Capital Market under the symbol “ONDS” and the Tel Aviv Stock Exchange under the symbol “ONDS.TA”.

If this Proposal 2 is approved, we intend to amend our Charter in connection with implementing the proposal. A copy of the Charter Amendment is attached to this proxy statement as Annex A. Stockholders are encouraged to read the Charter Amendment in its entirety.

Potential Effects of the Proposed Charter Amendment

The additional shares of Common Stock would have rights identical to our Common Stock currently outstanding. Approval of the Share Increase and any issuance of Common Stock would not affect the rights of the holders of our Common Stock currently outstanding, except to the extent that future issuances of Common Stock would reduce each existing stockholder’s proportionate ownership. If the proposed Share Increase is approved and the Board decides to issue such shares of Common Stock, such issuance of Common Stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Common Stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our Common Stock or limit our ability to raise additional capital.

Our Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control.

As of the Record Date, 55,184,623 shares of our Common Stock were issued and outstanding, 76,225,074 shares of our Common Stock were subject to outstanding stock options, warrants, restricted stock awards, or other convertible securities, and 1,098,207 and 2,329,444 shares of our Common Stock were reserved for issuance under the 2018 Plan and the 2021 Plan, respectively, thereby leaving 18,170,681 shares of Common Stock unassigned and authorized for potential issuance of the current 116,666,667 shares of Common Stock authorized. If approved, the Share Increase will not change the number of shares of preferred stock authorized for issuance.

Effect on Current Stockholders if the Notes Proposal is Not Approved

As described in “The Notes Proposal,” the Waiver provides that the Company is required to seek stockholder approval of the amendment at this Annual Meeting. In the event the Company does not obtain stockholder approval of this Proposal, pursuant to the Waiver, the Company would then be required to call a stockholder meeting no later than December 16, 2023 and every six months thereafter to seek stockholder approval until the date the stockholder approval is obtained, which would require additional Company resources, including use of available working capital associated with holding one or more stockholder meetings to seek such stockholder approval. Additionally, if this proposal is not approved, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms and which may result in the incurrence of additional transaction expenses.

Vote Required and Board Recommendation

The vote required for the Charter Amendment Proposal is a majority in voting power of the issued and outstanding Common Stock as of the Record Date. The Board recommends a vote “FOR” the Charter Amendment Proposal.

PROPOSAL 3: AUDITOR RATIFICATION PROPOSAL

We are asking our stockholders to ratify the Audit Committee’s selection of Rosenberg Rich Baker Berman, P.A. (“RRBB”) as our independent certified public accountants for the year ending December 31, 2023. If the stockholders do not ratify the appointment of RRBB, the selection of our independent certified public accountants may be reconsidered by our Audit Committee.

On June 28, 2018, the Audit Committee of the Board of the Company engaged RRBB as the Company’s independent registered public accounting firm.

RRBB audited the Company’s financial statements as of and for the years ended December 31, 2021 and December 31, 2022. RRBB’s reports on the Company’s financial statements as of and for the years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles.

Representatives of RRBB are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Aggregate fees billed to the Company for the years ended December 31, 2022 and 2021 by RRBB were as follows:

	For the years ended December 31,
	2022	2021
Audit Fees	$241,665	$192,400
Audit-Related Fees	—	—
Tax Fees	19,800	12,500
All Other Fees	26,500	16,098
	$287,965	$220,998

Audit fees consist of fees associated with the annual audit, including the reviews of our quarterly reports. Audit-related fees consist of travel costs. Tax fees include the preparation of our tax returns. All other fees consist of fees associated with services provided related to all other filings with the SEC as well as consents.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

On September 28, 2018, the Audit Committee of our Board adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence. These services may include audit services, audit related services, tax services and other services. All services provided by RRBB during the years ended December 31, 2022 and 2021 were approved by the Audit Committee.

Vote Required and Board Recommendation

The vote required for the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Auditor Ratification Proposal.

PROPOSAL 4: SAY ON PAY PROPOSAL

Background of the Proposal

The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory shareholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Exchange Act, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Resolution

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Ondas Holdings Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Ondas Holdings Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of Ondas Holdings Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The vote required for the Say on Pay Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Say on Pay Proposal.

PROPOSAL 5: NOTES PROPOSAL

Notes

On October 26, 2022, the Company entered into a Securities Purchase Agreement, as amended, modified and waived (the “SPA”), with an institutional investor (the “Investor” or “Holder”) for an aggregate financing of up to $69.0 million (the “Notes Financing”). At the initial closing under the SPA, which occurred on October 28, 2022, the Company issued to the Investor in a registered direct offering senior secured convertible notes of the Company (the “Initial Notes”), in an aggregate principal amount of $34.5 million, which Initial Notes were convertible into shares of Common Stock under certain conditions more fully described in the Initial Notes.

On December 19, 2022, the Company held its 2022 Annual Meeting of Stockholders and the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), a proposal for the full issuance of shares of the Company’s common stock issuable by the Company pursuant to the Notes Financing.

On January 20, 2023, the Initial Notes were exchanged by the Company, on a dollar-for-dollar basis, into new 3% Senior Convertible Notes (the “Exchange Notes”), which Exchange Notes are convertible into shares of Common Stock under certain conditions more fully described in the Exchange Notes.

On July 21, 2023, the Company and the Investor entered into an Agreement and Waiver (the “Waiver”) with respect to certain terms of the Exchange Notes. Pursuant to the Waiver, the Company and the Investor agreed to, among other things, the following:

•        upon the occurrence of any Conversion Floor Price Condition (as defined in the Exchange Notes) in connection with conversion, in whole or in part, of the Exchange Notes (including, without limitation, any Alternate Conversion or Installment Conversion thereunder), the Company will be automatically deemed to have waived, in part, the Floor Price, such that the Floor Price shall be reduced to the greater of (x) 20% of the Minimum Price (as defined in Nasdaq Rule 5635(d)) as of the Effective Time and (y) such price that would result in such Conversion Floor Price Condition not to have occurred with respect to such applicable conversion of the Exchange Notes; and

•        the Investor shall consent to an amendment of the SPA increasing the additional closing amount by $11.5 million from $34.5 million to $46.0 million (“Additional $11.5 million Notes Closing”).

On July 24, 2023, pursuant to the terms of the SPA, the Investor elected to purchase 3% Series B-2 Senior Convertible Notes in the aggregate original principal amount of $11.5 million (the “Additional Notes”), which Additional Notes are convertible into shares of Common Stock under certain conditions more fully described in the Additional Notes. The Additional Notes were purchased pursuant to the terms of the Notes Financing (and not the Additional $11.5 million Notes Closing). The Exchange Notes and Additional Notes are collectively referred to herein as the “Notes.”

As of September 29, 2023, the aggregate outstanding balance of the Notes was $34,145,716 and the aggregate number of shares of the Company’s common stock issuable upon conversion of the Notes is 58,684,703 shares based on the current floor price of the Exchange Notes and Additional Notes, subject to adjustment but which will be no lower than the floor price. However, because the conversion price of the Notes is adjustable and monthly installment payments due on the Notes, including interest, may be paid in the form of converting such installment payments into shares of the Company’s common stock at the election of the Company, the Company cannot guaranty the number of shares that it may issue to the Investor pursuant to the Notes.

The Notes may not be converted and shares of common stock may not be issued under Notes if, after giving effect to the conversion or issuance, the Investor (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of common stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

The information set forth in this Proposal is qualified by the terms of the SPA, the Exchange Notes, the Waiver, and the Additional Notes, dated October 26, 2022, January 20, 2023, July 21, 2023 and July 25, 2023, respectively, which are described in and forms of which are included as exhibits to our Current Report on Form 8-K filed with the SEC on October 26, 2022, January 20, 2023, July 24, 2023, and July 28, 2023, respectively, and incorporated herein by reference.

Why We are Seeking Stockholder Approval of the Notes Proposal

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Stock Market Rules. Pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

The Company is seeking stockholder approval of the Floor Price (as described above) and the shares of Common Stock issuable pursuant to the Additional $11.5 million Notes Closing (as described above).

Effect on Current Stockholders if the Notes Proposal is Approved

Each additional share of Common Stock that would be issuable to the Investor would have the same rights and privileges as each share of our currently outstanding Common Stock. The issuance of shares of Common Stock to the Investor will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of Common Stock issuable to the Investor could adversely affect prevailing market prices of our shares of Common Stock.

Effect on Current Stockholders if the Notes Proposal is Not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the Placement Agent Agreement, SPA, Waiver, the Exchange Notes, the Additional Notes and any related documents, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve the Notes Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company.

In the event the Company does not obtain stockholder approval of this Proposal, the Company will be unable to issue 20.0% or more of the Company’s outstanding shares of common stock as of July 25, 2023, to the Investor pursuant to the terms of the Exchange Notes and Additional Notes. Also, pursuant to the Waiver, the Company would be required to call a stockholder meeting no later than December 16, 2023 and every six months thereafter to seek stockholder approval until the date the stockholder approval is obtained, which would require additional Company resources, including use of available working capital associated with holding one or more stockholder meetings to seek such stockholder approval. Further, the Company is required to obtain stockholder approval of the Stock Issuance Proposal in order to exercise its option under the SPA and Waiver to issue the remaining $34.5 million to the Investor at any additional closings. Accordingly, if approval of the Notes Proposal is not obtained, the Company will be unable to issue all of the remaining $34.5 million at additional closings and may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.

Our ability to successfully implement our business plans and growth strategy and ultimately maximize value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs and growth strategy. If we are required to repay our obligations under the SPA, the Exchange Notes, and the Additional Notes in cash rather than shares of our Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs and growth strategy, the effect of which would adversely impact future operating results, and result in a delay to or adversely affect our business plans and growth strategy. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the SPA, the Exchange Notes, and the Additional Notes in cash, which may result in additional transaction expenses.

Vote Required and Board Recommendation

The vote required for the Notes Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Notes Proposal.

PROPOSAL 6: INCENTIVE PLAN AMENDMENT PROPOSAL

Overview

Upon the recommendation of the Compensation Committee, the Board has approved, subject to stockholder approval, an amendment to the 2021 Plan to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan from 6,000,000 shares of Common Stock to 8,000,000 shares of Common Stock (the “Plan Increase”). The Plan Increase would become effective on October 31, 2023, if approved by stockholders at the Annual Meeting. As of September 29, 2023, there are 5,743,007 shares of Common Stock available for issuance under the 2021 Plan, of which 3,284,333 shares are underlying stock options granted pursuant to the 2021 Plan, 129,230 shares are underlying RSUs granted pursuant to the 2021 Plan, and 2,329,444 shares remain available for future issuance under the 2021 Plan. Approval of this proposal will result in an additional 2,000,000 shares of Common Stock available for issuance under the 2021 Plan. The principal purpose of the 2021 Plan is to enable the Company to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the eligible individuals and the stockholders of the Company.

The 2021 Plan became effective on November 5, 2021. Under the original 2021 Plan, 6,000,000 shares of Common Stock were initially reserved for issuance pursuant to a variety of equity-based compensation awards, including stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards and other equity-based awards. Our compensation philosophy reﬂects our belief that equity compensation is a critical means of aligning the interests of employees with those of stockholders. We are requesting this increase of authorized shares of Common Stock to support anticipated grant activity for at least two years. The discussion of the amendment to the 2021 Plan that follows is qualiﬁed in its entirety by the description and full terms of the amendment to the 2021 Plan and the summary of the 2021 Plan that are included as part of Annex B of this proxy statement.

Pursuant to Nasdaq rules, the Company and other Nasdaq listed companies are generally not permitted to grant shares of common stock as compensation except pursuant to a plan approved by stockholders. The Board unanimously recommends a vote FOR the amendment to increase authorized shares under the 2021 Plan because the amendment will allow the Company to achieve important business objectives in ways that are consistent with stockholder interests.

New Stock Incentive Plan Benefits

No Awards have been made with respect to the Plan Increase and as such, we have not included a New Plan Benefits table called for by Item 10 of Schedule 14A.

Vote Required and Board Recommendation

The vote required for the Incentive Plan Amendment Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Incentive Plan Amendment Proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. The Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022 with management.

2.      The Audit Committee has discussed with RRBB the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”).

3.      The Audit Committee has received the written disclosures and the letter from RRBB required by applicable requirements of the PCAOB regarding RRBB’s communications with the Audit Committee concerning independence and has discussed RRBB’s independence with a representative of RRBB.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board and the Board approved that the audited financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

The foregoing has been furnished by the Audit Committee:
Richard M. Cohen, Chair
Richard H. Silverman
Jaspreet Sood

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its written charter, the Audit Committee of our Board is responsible for reviewing and approving any transaction between our company and a related person (as defined in Item 404 of Regulation S-K). Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

Related Party Transactions

On March 14, 2020, Mr. Brock waived accrued payroll amounts in the amount of $141,667. Between January 1 and December 15, 2020 we accrued $131,494 for salary owed during 2020 to Mr. Brock. On January 29, 2021, Mr. Brock was paid $64,344 of the accrued amount and the remaining $67,150 was paid on April 15, 2021.

On March 14, 2020, Stewart Kantor, President of Ondas Networks, waived accrued payroll amounts in the amount of $8,334. As of December 31, 2020, Ondas Networks accrued an additional $2,850 for salary owed during 2020 to Mr. Kantor, which was paid on April 15, 2021.

Between June 2 and December 31, 2020, we accrued $115,385 for salary owed to Thomas V. Bushey, then President of the Company. On January 19, 2021, Mr. Bushey waived the accrued payroll amounts in the amount of $115,385. Pursuant to the terms of a Separation Agreement and General Release (the “Separation Agreement”) dated January 19, 2021 (the “Effective Date”), between Mr. Bushey and the Company, Mr. Bushey agreed to waive his entitlement to accrued salary in the amount of $125,256 and accrued vacation in the amount of $9,846 as of the Effective Date. At the time of Mr. Bushey’s resignation as President in January 2021, Mr. Bushey had the right to receive 500,000 RSU Shares (375,000 vested as of December 31, 2020 and 125,000 of which the Compensation Committee accelerated vesting), which were issued on June 3, 2022 pursuant to Mr. Bushey’s deferral election. The remaining 500,000 RSU Shares were canceled. As part of the Separation Agreement, Mr. Bushey and the Company entered into a Consulting Agreement dated January 19, 2021 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Bushey provided services to the Company at the direction of the Company’s Chief Executive Officer. The Consulting Agreement terminated on July 19, 2021. Mr. Bushey was paid $7,500 per month for these services.

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2022, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2022 may be obtained without charge by writing to Investor Relations, Ondas Holdings Inc., 411 Waverley Oaks Road, Suite 114, Waltham, MA 02452. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

ANNEX A

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Ondas Holdings Inc. Entity or Nevada Business Identification Number (NVID):
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 8/1/2023

Annex A-1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ______ Time: ______ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) 4.1 Authorized Shares. (attach additional page(s) if necessary)
6. Signature: (Required)	X ______ Signature of Officer or Authorized Signer ______ Title X ______ Signature of Officer or Authorized Signer ______ Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The Articles of Incorporation of the corporation are hereby amended by deleting Section 4.1 of Article IV, and inserting in lieu of said Section 4.1 of Article IV the following new Section 4.1 under Article IV: "4.1. Authorized Shares. The corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is 300,000,000 shares, with a par value of $0.0001 per share. The total number of shares of Preferred Stock authorized to be issued is 10,000,000 shares, with a par value of $0.0001 per share."

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 8/1/2023

Annex A-2

ANNEX B

AMENDMENT TO THE
ONDAS HOLDINGS INC.
2021 INCENTIVE STOCK PLAN

WHEREAS, Ondas Holdings Inc., a Nevada corporation (the “Company”) currently maintains and sponsors the Ondas Holdings Inc. 2021 Incentive Stock Plan (the “Plan”); and

WHEREAS, Section 16(l) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 16(l) of the Plan, the following amendment to the Plan is hereby adopted:

1. The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows:

“(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be eight million (8,000,000) shares.”

2. Section 5(b) of the Plan shall be amended and restated to read as follows:

“(b) Limitations on Incentive Stock Options. With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of eight million (8,000,000) such shares may be subject to grants of Incentive Stock Options.”

3. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the ____ day of __________ 2023, on behalf of the Company.

ONDAS HOLDINGS INC.

By:
Name:
Title:

Annex B-1

PROXY Ondas Holdings Inc. Annual Meeting of Stockholders October 31, 2023 at 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Eric Brock as proxy, with full power of substitution, and authorizes him to represent and to vote all of the shares of Ondas Holdings Inc. (“Ondas Holdings”) common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Ondas Holdings in such manner as they, or either of them, may determine on any matters that may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the Marriott Boston Newton Hotel, 2345 Commonwealth Ave., Newton, MA 02466 on October 31, 2023 at 10:00 a.m. Eastern Time. The undersigned hereby revokes any proxies previously given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be marked, dated, and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report is available at: http://viewproxy.com/OndasHoldings/2023

Please mark your votes like this The Board of Directors recommends you vote FOR each of the following nominees for director: 1. Election of Directors Nominees: 01 Eric A. Brock FORWITHHOLD 02 Richard M. Cohen FORWITHHOLD 03 Randall P. Seidl FORWITHHOLD 04 Jaspreet Sood FORWITHHOLD The Board of Directors recommends you vote FOR the following proposal: 2. To approve an amendment to Ondas Holdings Inc.’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 116,666,667 to 300,000,000. FORAGAINSTABSTAIN The Board of Directors recommends you vote FOR the following proposal: 3. To ratify the selection of Rosenberg Rich Baker Berman P.A. as Ondas Holdings Inc.’s independent certified public accountants for the fiscal year ending December 31, 2023. FORAGAINSTABSTAIN The Board of Directors recommends you vote FOR the following proposal: 4. To approve, on an advisory basis, Ondas Holdings Inc.’s executive compensation. FORAGAINSTABSTAIN The Board of Directors recommends you vote FOR the following proposal: 5. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), of the Floor Price and the shares of Common Stock issuable pursuant to the Additional $11.5 million Notes Closing. FORAGAINSTABSTAIN The Board of Directors recommends you vote FOR the following proposal: 6. To approve an amendment to the 2021 Plan to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan. FOR AGAINST ABSTAIN NOTE: To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting. Please indicate if you plan to attend this meeting Date Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Control Number ready when voting by Internet or telephone MAIL Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. INTERNET Vote Your Proxy on the Internet: Go to www.FCRvote.com/ONDS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.